UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 16, 2015

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The Board of Directors of Metalico, Inc. (the "Company") has scheduled a Special Meeting of Stockholders for 8:30 a.m. Friday, September 11, 2015 at the offices of the Company’s counsel, Lowenstein Sandler LLP, at 65 Livingston Avenue, Roseland, New Jersey. The purpose of the Special Meeting is (1) to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 15, 2015, by and among Total Merchant Limited ("Parent"), TM Merger Sub Corp. ("Merger Sub") and the Company, as amended and as such agreement may be further amended from time to time (the "Merger Agreement"); and (2) to approve a proposal to adjourn the Special Meeting if there are insufficient votes to adopt the Merger Agreement as amended at the time of the Special Meeting.

Previously the Board had set and announced a record date of July 24, 2015 (the "Record Date") for the Special Meeting. Stockholders of record as of the close of business on the Record Date will be eligible to vote at the Special Meeting.

Under the terms of forbearance agreements between the Company and its senior secured lenders, the Company had been obligated to obtain shareholder approval and to consummate the merger contemplated under the Merger Agreement by August 31, 2015. As a result of the September 11, 2015 meeting date, the lenders have agreed to extend the forbearance period, and the date for receipt of stockholder approval and a closing of the transaction, to September 16, 2015. Under the terms of the Merger Agreement, Parent's consent is a condition to amendments to the forbearance agreements. Parent has consented to the amendments described in this Item 8.01.

The terms of the Merger Agreement are described in, and the Merger Agreement is attached as an exhibit to, a Current Report on Form 8-K filed by the Company on June 16, 2015. The terms of the First Amendment to the Merger Agreement, dated June 26, 2015 (the "Amendment"), are described in, and the Amendment is attached as an exhibit to, a Current Report on Form 8-K filed by the Company on June 26, 2015. The setting of the Record Date was disclosed in a Current Report on Form 8-K filed by the Company on June 14, 2015.

As of the date of this filing, the parties to the Merger Agreement as amended are in compliance with its terms.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

July 16, 2015	By:	Carlos E. Aguero

Name: Carlos E. Aguero
Title: President and Chief Executive Officer